                                                SUBSIDIARIES

DOMESTIC SUBSIDIARIES OF THE COMPANY:
-------------------------------------

NAME OF SUBSIDIARY                                                    STATE OF INCORPORATION
------------------                                                    ----------------------

PCT International Holdings, Inc.                                      Delaware
Flavors Holdings, Inc.                                                Delaware
Mafco Worldwide Corporation                                           Delaware
Mafco Shanghai Corporation                                            Delaware
EVD Holdings Inc.                                                     Delaware
Pneumo Abex, LLC                                                      Delaware
Jensen Kelly Corporation                                              Delaware
Concord Pacific Corporation (50% owned)                               Maine
Pneumo Abex Lessee Corp.                                              Delaware
Clarke American Corp.                                                 Delaware
Core Skills Inc.                                                      Delaware
Clarke American Checks, Inc.                                          Delaware
Checks in the Mail, Inc.                                              Delaware
B(2)Direct, Inc.                                                      Delaware

FOREIGN SUBSIDIARIES OF THE COMPANY:
------------------------------------

NAME OF SUBSIDIARY                                                    JURISDICTION
------------------                                                    ------------
EVD Holdings S.A.S.                                                   France
Extraits Vegetaux Et Derives, S.A.S.                                  France
Wei Feng Enterprises Ltd. (50% owned)                                 British Virgin Islands
Xianyang Concord Natural Products Co. Ltd. (50% owned)                People's Republic of China
Zhangjiagang Free Trade Zone MAFCO Liantai Biotech Co., Ltd. (50%     People's Republic of China
         owned)
Mafco Weihai Green Industry of Science and Technology Co. Ltd. (40%   People's Republic of China
         owned)